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                                                              EXHIBIT 23(g)(iii)

                          streetTRACKS(R) Series Trust
                               One Franklin Street
                                Boston, MA 02111


State Street Bank and Trust Company
2 Avenue de Lafayette
Boston, Massachusetts 02111

Ladies and Gentlemen:

         Reference is made to the Custodian Contract between us dated as of September 22, 2000 (the "Agreement").

         Pursuant to the Agreement, this letter is to provide notice of the creation of additional investment portfolios of streetTRACKS(R) Series Trust:

                  the streetTRACKS(R) DJ Wilshire Large Cap ETF;
                  the streetTRACKS(R) DJ Wilshire Mid Cap ETF;
                  the streetTRACKS(R) DJ Wilshire Mid Cap Value ETF; the streetTRACKS(R) DJ Wilshire Mid Cap Growth ETF; the streetTRACKS(R) DJ Wilshire Small Cap ETF;
                  the KBW Bank ETF;
                  the KBW Capital Markets ETF;
                  the KBW Insurance ETF; and
                  the SPDR Dividend ETF (the "New Portfolios").

         In accordance with the Additional Portfolios provision of Section 18 of the Agreement, we request that you act as Custodian with respect to the New Portfolios.

         Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.


                                            Very truly yours,

                                            streetTRACKS(R) Series Trust

                                            By:   /s/ James Ross
                                               --------------------------------
                                               James Ross, President

                                            Accepted:

                                            State Street Bank and Trust Company

                                            By:   /s/ Michael Savitz
                                               --------------------------------


As of October 28, 2005